Exhibit 10.7

ACTELIS NETWORKS INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of January 27, 2015 by and between Actelis Networks Inc., a Delaware corporation (the “Company”) and the investors (including certain existing stockholders of the Company) listed on Exhibit A hereto (the “Investors”). The Company and the Investors are referred to, collectively herein as the “Parties” and separately as a “Party”.

BACKGROUND

Whereas, as a condition to the Closing (as defined below), the Investors wish that the Company shall reorganize its capital stock such that all holders of Preferred Stock and holders of other rights to receive Preferred Stock shall convert their shares and rights to shares of Common Stock of the Company and thereafter the Investors shall purchase newly authorized Series A Convertible Preferred Stock of the Company (the “Preferred A Shares”); and

Whereas, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise capital by means of the issuance of Preferred A Shares; and

Whereas, each of the Investors desires to purchase, and the Company desires to issue and sell, such number of Preferred A Shares as set forth opposite to each such Investor’s name in Exhibit A, under the terms and conditions of this Agreement; and

Now Therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.	Sale and Purchase of the Preferred A Shares.

1.1.	Authorization. The Company will, prior to the Closing (as defined below), authorize the sale and issuance of the Purchased Shares (as defined below), having the rights, privileges and preferences as set forth in the Company’s Amended Certificate of Incorporation (the “Amended Certificate”) in the form attached hereto as Schedule 1.1.

1.2.	Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and allot to the Investors, and the Investors shall purchase from the Company, an aggregate number of up to 229,357,800 Preferred A Shares, according to the allocation set forth in Exhibit A (the “Purchased Shares”), at an aggregate purchase price for the Preferred A Shares not to exceed US$ 3,000,000 (the “Purchase Price”) at a price per share equal to US$0.01308 (the “PPS”) reflecting a pre-money valuation of the Company (on a fully-diluted basis) of US$1,687,500 and constituting immediately after the Closing (assuming the maximum Purchase Price was paid) 64.29% of the Company’s capital Stock, on an as converted and fully diluted basis (after reserving the New Pool (as defined below)). The capitalization table of the Company pre-Closing and post-Closing (on a fully diluted basis) is attached hereto as Schedule 1.2 (the “Capitalization Table”).

1.3.	Allocation among Investors. The Purchase Price shall be allocated among the Investors such that at least 50.01% of the Purchased Shares shall be purchased by Investors who are currently not stockholders of the Company.

1.4.	Payment of Purchase Price. The Purchase Price shall be transferred to the Company on the Closing (as defined below) by all Investors in accordance with their portion of the Investment.

2.	Closing and Subsequent Closing.

Subject to the satisfaction of the closing conditions and deliveries set forth in Sections 2.1, 2.2 and 5 hereof, the purchase and sale of the Purchased Shares hereunder, shall take place at the offices of Zemah Schneider & Partners, or at such other location, date and time as may be agreed upon between the Parties (the “Closing” and the “Closing Date”).

At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

2.1.	Investors’ Actions at the Closing. At the Closing, the Investors shall deliver, or cause to be delivered, to the Company

2.1.1.	the respective Consideration (as listed opposite to each Investor’s name on Exhibit A), by way of a bank transfer to the Company’s bank account designated by the Company or by such other form of payment as mutually agreed by the Company and the Investors; and

2.1.2.	A duly executed copy of the Stockholders’ Agreement, as further detailed in Section 5 below.

2.2.	Company’s Actions at Closing. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to the Investors the following:

2.2.1.	Validly executed stock certificates representing the Purchased Shares being purchased with the Consideration, registered in the name of the Investors in the form attached hereto as Schedule 2.2.1;

2.2.2.	True and correct copies of resolutions of the Company’s stockholders in the form attached hereto as Schedule 2.2.2 which include, among others (i) approving that the capital stock of the Company shall have been amended (including cancellation of the existing preferred stock and creation of a new series of Preferred A Shares); (ii) approving the execution, delivery and performance by the Company of the Transaction Agreements, including without limitation, the performance of the Company’s obligations hereunder and thereunder; (iii) adoption of the Amended Certificate as an amendment and restatement of the Certificate of Incorporation of the Company as in effect prior to the Closing; (iv) a waiver by all non-participating stockholders of the Company of their pre-emptive rights, if any and anti-dilution rights, with respect to the issuance of the Preferred A Shares, issuance of the Common Stock issuable upon conversion thereof and issuance of any other shares issued in connection with this Agreement; (v) reserving shares of Common Shares for issuance upon exercise of options to be granted to employees, directors and consultants under the New Pool; and (vi) approving the purchase of Directors and Officers Insurance (as described below);

2.2.3.	True and correct copies of resolutions of the Board in the form attached hereto as Schedule 2.2.3 (i) approving the Company’s delivery, execution and performance of the Transaction Agreements and any ancillary agreements referred to herein and therein; (ii) authorizing the issuance and sale of the Purchased Shares to the Investors against payment of the Purchase Price; (iii) reserving a sufficient number of shares of Common Stock to be issued upon conversion of the Purchased Shares and authorizing the issuance of such shares of Common Stock upon such conversion; (iv) issuance of Common Stock to be issued upon approval of New Plan as contemplated in Section 5.23 herein; (v) approving the purchase of Directors and Officers Insurance; and (vi) recommending to the stockholders to approve the adoption of the Amended Certificate as an amendment and restatement of the Certificate of Incorporation of the Company as in effect prior to the Closing;

2.2.4.	A duly executed copy of each of the agreements detailed in Section 5 below.

2.2.5.	A compliance certificate duly executed by an executive officer of the Company, dated as of the date of the Closing, in the form attached hereto as Schedule 5.1;

2.2.6.	A certificate of the Secretary of State of the State of Delaware with respect to the Company’s legal existence and good standing and qualification to do business in the State of Delaware, dated as soon as possible close to the Closing and in no event earlier than the date hereof and three (3) business days prior to the date of the Closing.

2.2.7.	Indemnification Agreements (in the form attached hereto as Schedule 2.2.8) which have been duly executed by the Company and each member of the Board following the Closing.

3.	Representations and Warranties of the Company.

As an inducement to the Investors to purchase the Purchased Shares, the Company hereby represents and warrants to the Investors, as of the Closing, as follows with respect to the Company, except as set forth in the Schedule of Exceptions (“Schedule of Exceptions”) attached hereto as Schedule 3 (which exceptions shall be deemed to be an integral part of the representations and warranties made hereunder; the Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3). For purposes of these representations and warranties (other than those in Sections 3.1, 3.3 and 3.4), the term the “Company” shall include Actelis Networks Israel Ltd. (the “Subsidiary”), unless otherwise noted herein. For the purpose of this Agreement “best knowledge” means the knowledge of the senior officers of the Company after reasonable inquiry.

3.1.	Organization and Standing. The Company is a private corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be qualified would have a material adverse effect on the business, assets, financial condition or results of operations of the Company or the Subsidiary (subsequently referred to as a “Material Adverse Effect”). The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

3.2.	Corporate Power. The Company has all requisite legal and corporate power and authority (i) to execute and deliver this Agreement and the other agreements, certificates or other instruments contemplated hereby or thereby, which are ancillary hereto or thereto (collectively, the “Transaction Agreements”), and to consummate the transactions contemplated hereby and thereby; (ii) to sell and issue the Preferred A Shares hereunder and to issue shares of Common Stock issuable upon conversion of the Preferred A Shares, and (iii) to carry out and perform its obligations under the Transaction Agreements. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, if at all, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on the Company or its business.

3.3.	Subsidiaries.

3.3.1.	Except for the Subsidiary, the Company has not owned or controlled and does not presently own any other subsidiaries, does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity and is not and has not been a participant in any partnership or joint venture. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Israel; has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified as a foreign corporation in all jurisdictions in which it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect on the business operations of the Subsidiary. The Subsidiary is wholly owned by the Company and no person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Subsidiary or any component or portion thereof, or any increase or decrease in any of the foregoing.

3.3.2.	The Company is the sole legal and beneficial owner of the entire outstanding share capital of the Subsidiary and holds such share capital free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trusts and other voting agreements, calls or commitments of every kind. No person other than the Company owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of the Subsidiary. All outstanding shares of the Subsidiary are duly and validly authorized and issued and fully paid, and were issued in compliance with all applicable securities laws, rules and regulations.

3.3.3.	Except as set forth in Schedule 3.3.3 of the Schedule of Exceptions, there are no liabilities of the Company or its Subsidiary, including but not limited to taxes, arising out of any prior transfer of property, of any sort, between the Company and its Subsidiary.

3.4.	Capitalization.

3.4.1.	The authorized capital stock of the Company immediately prior to the Closing consists of 230,000,000 shares of Series A Preferred Stock, $0.000001 par value, none of which are issued and outstanding immediately prior to the Closing and 330,000,000 shares of Voting Common Stock, $0.000001 par value, at least 6,369,066 of which are issued and outstanding immediately prior to the Closing and 130,000,000 shares of Non-Voting Common Stock, $0.000001 par value 128,973,588 of which are issued and outstanding immediately prior to the Closing. At the Closing, shares of Common Stock constituting 8% of the Company’s capital stock on a fully-diluted basis following the Closing (assuming an investment of $2,500,000) will have been will have been reserved for issuance to Mr. Ram Vromen (the “Investors’ Representative”) following adoption of the New Plan (as defined below). As of the Closing, shares of Common Stock, constituting 32% of the Company’s capital stock on a fully-diluted basis following the Closing (assuming an investment of $2,500,000), will have been reserved and are available for future issuances under the Company’s new option and shares plan to Company’s employees and directors (to be adopted by the Board) (the “New Plan”), out of which (a) 2% of the Company’s capital stock on a fully-diluted basis following the Closing (assuming an investment of $2,500,000) shall be reserved for issuance to the directors of the Company representing the Investors (except for the Investors’ Representative) (b) at least 3% of the Company’s capital stock on a fully-diluted basis following the Closing (assuming an investment of $2,500,000) shall be reserved to future employees of the Company and (c) the rest of the shares and options shall be allocated to the Founder and other existing employees of the Company. The outstanding shares of the Company have been duly authorized and validly issued in compliance with all applicable laws. The Purchased Shares, when issued and sold in accordance with this Agreement, and the shares of Common Stock issued upon conversion of the Purchased Shares, (i) will be duly authorized, validly issued, and free of any preemptive rights; (ii) will have the rights, preferences, privileges and restrictions set forth in the Amended Certificate and the Transaction Agreements; (iii) will be free and clear of any liens, claims, encumbrances or third party rights of any kind (except as specified in the Transaction Agreements and in the Amended Certificate) and duly registered in the name of the Investors in the Company’s stockholders register. The shares of Common Stock and the Preferred A Shares have the rights, preferences, privileges and restrictions set forth in the Amended Certificate and the Stockholders’ Agreement.

3.4.2.	Since its date of incorporation, there has been no declaration or payment by the Company of dividends, or any distribution of any assets of any kind to any of its stockholders in redemption of or as the purchase price for any of the Company’s securities.

3.4.3.	A complete and correct list of the stockholders of the Company, on a fully diluted basis immediately prior to the Closing, and post the Closing is set forth in the Capitalization Table. The Capitalization Table sets forth the number and class of shares held by each stockholder of the Company, and the total number of reserved and granted options, warrants, and all other rights to subscribe for, purchase or acquire from the Company any capital stock of the Company following the Closing.

3.5.	Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Agreements, the authorization, reservation, sale, issuance and delivery of the Purchased Shares, the shares of Common Stock issuable upon conversion of the Purchased Shares and the performance of all of the Company’s obligations under the Transaction Agreements have been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Purchased Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges described in the Amended Certificate; the shares of Common Stock issuable upon conversion of the Purchased Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Amended Certificate, will be validly issued, fully paid and non-assessable. The Purchased Shares and the shares of Common Stock issued upon conversion of the Purchased Shares will be, upon their issuance, free and clear of any liens or encumbrances or other rights of third parties (including but not limited to, rights for pre emptive and anti dilution protection), other than any liens or encumbrances created by or imposed upon the Investors. Except as set forth in the Stockholders’ Agreement and the Amended Certificate, the Purchased Shares are not and the shares of Common Stock issuable upon conversion of the Purchased Shares will not be subject to any preemptive rights, rights of first refusal or other restrictions of transferability.

3.6.	Registration Rights. Except as set forth in the Stockholders’ Agreement, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

3.7.	Governmental Consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or the Subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Amended Certificate with the Secretary of State of Delaware, (ii) the filing pursuant to Regulation D, promulgated by the Commission under the Securities Act and (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations.

3.8.	Government Incentives. The Company has obtained grants from the Office of the Chief Scientist in Israel (“OCS”), and the material terms of such grants are listed in the Financial Statements and in the approvals granted by the OCS which were provided to the Investors (the “Approved Grants”). Except for the Approved Grants, the Company has not received and, there is no active application for, any grants, incentives, benefits (including tax benefits), financial support, or subsidies from any Israeli or foreign governmental or regulatory authority or any agency thereof, including without limitation the Investment Center and the OCS. The Approved Grants do not impose any limitations on the Company Intellectual Property, on the Company’s products, or on the sale of the shares of the Company or any of the Company’s property and assets. To the Company’s knowledge, the Company is (as far as it is in its power) in compliance, in all material respects, with all the terms and provisions of all Approved Grants and applicable laws and regulations and has duly fulfilled, in all respects, all the undertakings relating thereto, including any regulations, directives, procedures and rules that have been promulgated thereunder and/or by virtue thereof, including the Company’s obligation to file certain reports and to pay expenses and royalties. The Company is not aware of any existing event or other set of circumstances that will cause the revocation or material and adverse modification of the Approved Grants (including the entry into or completion of this Agreement).

3.9.	No Third Party Consents. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, require any consent, approval, order or authorization of any individual, corporation, partnership, joint venture, trust, business association or other entity that has not been, or will not have been obtained by the Company prior to the Closing.

3.10.	Compliance with Laws. The Company has obtained and to its best knowledge, maintains in good standing, all of its licenses, permits, consents and authorizations required to be obtained by it or them under all applicable laws and regulations, except for those which, individually or in the aggregate, would reasonably not have a Material Adverse Effect on the assets, condition, affairs or prospects of the Company, financially or otherwise (collectively, “Laws”), and all such licenses, permits, consents and authorizations remain in full force and effect. To the Company’s best knowledge, the Company is in compliance with such Laws, and there is no pending or to the Company’s knowledge, threatened, action or proceeding against the Company under any of such Laws.

3.11.	Financial Statements.

3.11.1.	The Company has furnished to the Investors the audited consolidated financial statements of the Company as of December 31, 2013 and Company’s balance sheet as of September 30, 2014 (the “Balance Sheet Date”), attached hereto as Section 3.11 of the Schedule of Exceptions (collectively, the “Financial Statements”). Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except that such unaudited Financial Statements do not contain all of the required footnotes or normal recurring period end adjustments which are not expected to be material either individually or in the aggregate) and fairly present the consolidated financial position of the Company as of the dates set forth therein. Since the Balance Sheet Date and except as set forth in Section 3.11 of the Schedule of Exceptions, there has been no change in the assets, liabilities or financial condition of the Company or the Subsidiary from that reflected in the Financial Statements (except for changes in the ordinary course of business) which in the aggregate have not had a Materially Adverse Effect.

3.11.2.	The Company has no liabilities or obligations, contingent or otherwise, other than liabilities which do not exceed US$100,000 in the aggregate (including the debt under the Credit Line Agreement (as defined below). The Company does not owe its stockholders, directors, service providers or employees any amounts or other rights to receive any proceeds, royalties or other payments from the Company.

3.11.3.	The Subsidiary has advanced and fully paid to its employees all obligations and salaries with respect to their employment during December 31, 2014 and no additional payment is required by the Subsidiary to pay to such employees for their work until and including December 31, 2014.

3.11.4.	Section 3.11 of the Schedule of Exceptions details the amounts that the Company and the Subsidiary have transferred to its employees and other service providers during the last three months.

3.12.	Events Subsequent to the Balance Sheet Date. Since the Balance Sheet Date, and other than as contemplated in this Agreement or as set forth in Section 3.12 of the Schedule of Exceptions, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens for taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any change in the manner of business or operations of the Company which would have a Material Adverse Effect, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby which would have a Material Adverse Effect or (xii) entered into any commitments (contingent or otherwise) to do any of the foregoing.[1]

3.13.	Intellectual Property and Other Intangible Assets.

3.13.1.	The Company owns all rights, title and interest free of any and all claims or liens the items of Intellectual Property specified in Section 3.13 of the Schedule of Exceptions and has obtained the right to use the items of Intellectual Property (as defined below) specified in Section 3.13 of the Schedule of Exceptions, in respect of which the Company has applied for patent protection (the “Company’s Intellectual Property”) which Company Intellectual Property and the use thereof, to the Company’s knowledge, does not infringe upon the rights of others or any other Intellectual Property. The Company’s Intellectual Property is free and clear of all liens, claims and restrictions. The Company’s Intellectual Property is, to the Company’s best knowledge, sufficient for the conduct of the Company’s business as now conducted and constitutes the principal technology for the Company’s business as proposed to be conducted, it being acknowledged that the Company’s Intellectual Property requires substantial additional development. Other than the Company’s Intellectual Property and as described in Section 3.13(a) of the Schedule of Exceptions, there is no Intellectual Property), which is used by the Company. To the Company’s best knowledge, neither the Company’s Intellectual Property nor any product or service marketed or sold (or proposed to be marketed or sold) by the Company infringes upon or violates any right or claim of others, including without limitation Tuvia Barlev (the “Founder”), past and present employees of the Company and the Subsidiary and employers of the Founder or the Company’s and Subsidiary’s past and present employees. To the Company’s best knowledge (and excluding royalties due to the OCS), neither the Company, the Founder nor the Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Company’s Intellectual Property, with respect to the use thereof or in connection with the conduct of the Company’s business as now conducted or as proposed to be conducted or otherwise, other than payments in the ordinary course of business under licenses or agreements arising from the purchase of “off the shelf” or standard products, in respect of which the Company and the Subsidiary are not in default. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. Except as set forth on Section 3.13(a) of the Schedule of Exceptions, the Company represents and warrants that it has not incorporated any Public Software, in whole or in part, into the Company Intellectual Property or used or accessed any Public Software, in whole or in part, as part of or in the operation of the Company Intellectual Property.

3.13.2.	(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent rights, patent applications, and patent disclosures thereof, together with all reissuances, divisional, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof in any jurisdiction; (ii) all trademarks, service marks, trade dress, logos, trade names, product names, domain names and other indications of origin, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith in any jurisdiction; (iii) all copyrightable works, all copyrights and works of authorship (whether copyrightable or not), and all applications, registrations, and renewals in connection therewith in any jurisdiction; (iv) all mask works and all applications, registrations, and renewals in connection therewith in any jurisdiction; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, secret processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants’ reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible); and (vi) all other proprietary rights (collectively herein “Intellectual Property”) of any kind which has been developed is currently being developed by the Founder or any employee of the Company during the course of his employment by the Company is and shall be the property solely of the Company. Any and all Intellectual Property which has been developed, is currently being developed by the past and present employees of the Company and the Subsidiary during the course of their employment by the Company or the Subsidiary is the sole property of the Company. The Company has taken measures to protect the secrecy, confidentiality and value of all the Company’s Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. The Founder and each of the Company’s and Subsidiary’s existing and to its knowledge (following inquiry by the Company), former employees and all professional consultants have entered into written agreements with the Company or Subsidiary (as applicable) assigning to the Company or Subsidiary all rights in Intellectual Property developed in the course of their employment by the Company or Subsidiary, in the form acceptable to the Company. Except for the Founder and the employees of the Company, and consultants which have entered into agreements with the Company containing intellectual property assignment provisions, no other person or entity has been involved to date in the funding, development, invention, discovery, deriving, programming or design of the Company’s Intellectual Property.

3.13.3.	The Company has not received any communications alleging that the Company, the Founder or the Subsidiary have violated or by conducting the Company’s business as proposed, would violate, any of the rights of any other person or entity, including rights in any Intellectual Property. Neither the Founder nor any of the Company or the Subsidiary’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the Founder’s or such employee’s ability to promote the interests of the Company or the Subsidiary, as the case may be, or that would conflict with the Company’s or the Subsidiary’s business as conducted and as proposed to be conducted. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company’s or the Subsidiary’s business by the employees of the Company or the Subsidiary, as the case may be, nor the conduct of the Company’s or the Subsidiary’s business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Founder or any of such employees is now obligated. It is not, and will not become, necessary to utilize any inventions of the Founder or the Company’s or Subsidiary’s employees (or people the Company or the Subsidiary currently intend to hire) made prior to their employment by the Company or the Subsidiary, as the case may be, other than those that have been assigned to the Company pursuant to the Proprietary Information and Non-Competition Agreement signed by such Founder or employee.

3.14.	Litigation. Except as set forth in Section 3.14 of the Schedule of Exceptions, there is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company, at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company’s knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit) the Founder or any of their officers, directors, or employees (in their capacity as such). The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company proposed business. The Company is not subject to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the Company’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against any of the officers, directors or employees of the Company relating to their activities in connection with the business of the Company. There is no action or suit by the Company pending, threatened or contemplated against others.

3.15.	Insurance. The Company has in full force and effect the insurance policies as set forth in Section 3.15 of the Schedule of Exceptions. To the Company’s best knowledge, the Company is in compliance with all the conditions and demands set forth in the insurance policies. The Company represents and warrants that no insurer has denied a request to provide insurance policies to the Company.

3.16.	Employees.

3.16.1.	Section 3.16 of the Schedule of Exceptions sets forth a list of (a) all salaried employees of the Company, together with each such employee’s position, date of employment, salary, and any other compensation payable to such employee (including, without limitation, compensation payable pursuant to bonus, deferred compensation or commission arrangements), and (b) each contract, commitment, arrangement, whether oral or written, relating to the employment of, or the performance of services by, any employee, consultant, or independent contractor including all benefits payable or which the Company is bound to provide (whether now or in the future) to each officer, employee and consultant of the Company and the foregoing are true and complete.

3.16.2.	Except as set forth in Section 3.16 of the Schedule of Exceptions, neither the Company nor the Subsidiary has any employment contract with any officer or employee or any other consultant or person who is not terminable by it at will without liability, upon thirty (30) days prior notice. Except as set forth in Section 3.16 of the Schedule of Exceptions, as of the date hereof, neither the Company nor the Subsidiary have any deferred compensation or stock option covering any of their officers or employees. The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes. Except as set forth in Section 3.16 of the Schedule of Exceptions, the Company and the Subsidiary have complied with all applicable employment laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding, except where the failure to so comply would not be expected to have a Material Adverse Effect. Except as set forth in Section 3.16 of the Schedule of Exceptions, the Company and the Subsidiary have paid in full to all of their respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. Neither the Company nor the Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except, in respect of the Subsidiary, for those provisions of general agreements between the Histadrut and any Employers’ Union or Organization which are applicable to all the employees in Israel by Extension Order. The Company’s and the Subsidiary’s relations with their respective employees are good and, to its knowledge, no such employee has violated any material term of his or her employment agreement. To the Company’s knowledge, no employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. Neither the employment by the Company or the Subsidiary of any of their respective employees (including the Founder), nor the engagement by it with any of their respective consultants, constitutes or is likely to constitute, a breach of any of such persons’ obligations to third parties, including non-competition or confidentiality obligations. All employees and or consultants of the Company and the Subsidiary executed agreements for assignment of intellectual property, non-competition and confidentiality agreements between the Company or the Subsidiary (as applicable).

3.16.3.	During the recent three years, many of the Company’s employees have agreed in writing for the reduction of their gross salaries in an approximate rate of 10% or 20%. Of the employees who agreed for a reduction of 10%, some continued to work on a full time basis and of the employees who agreed for a reduction of 20%, some continued to work on a 80% time basis.

3.17.	Interested Party Transactions. Except as specified in Section 3.17 of the Schedule of Exceptions, no officer, director or stockholder of the Company or the Subsidiary or any affiliate of any such person or entity or the Company or the Subsidiary or any member of the immediate family of such person, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or the Subsidiary, or (ii) purchases from or sells or furnishes to the Company or the Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company or the Subsidiary is a party or by which it may be bound or affected. There are no existing arrangements or proposed transactions between the Company or the Subsidiary and any officer, director, or stockholder of the Company or the Subsidiary, or any affiliate or associate of any such person. No employee, stockholder, officer, or director of the Company or the Subsidiary is indebted to the Company or the Subsidiary, nor, except as set forth in Section 3.17 of the Schedule of Exceptions, is the Company or the Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of the directors or officers, or any members of their immediate families, has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

3.18.	Title to Properties and Assets; Liens, etc. The Company does not own any real property. The real property leased by the Company is described in Section 3.18 of the Schedule of Exceptions. The Company has good and marketable title to its assets, free and clear of all mortgages, liens, and encumbrances. The Company is in compliance with all of its leases and holds valid leasehold interests, free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

3.19.	Taxes. The Company has paid or made adequate provision for the payment of all taxes due. No deficiency assessment or proposed adjustment of any taxes is pending against the Company, and the Company has no knowledge of any proposed liability for any such tax to be imposed. The Company has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets. Except as set forth in Section 3.19 of the Schedule of Exceptions, the Company is not currently liable for any tax (whether income tax, capital gains tax, or otherwise). The Company has withheld and paid to the proper tax authorities all amounts required to be withheld under applicable law from payments to their employees for all periods with respect to tax, social security and any employment withholding provisions of applicable federal and state law. There have been no audits or formal examinations of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has filed proper and accurate federal, state and foreign income tax and other returns for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and has paid the amounts shown thereon to be due and payable.

3.20.	Contracts.

3.20.1.	Section 3.20 of the Schedule of Exceptions contains a true and complete list of all material contracts, agreements and purchase orders currently in effect to which the Company is a party, with customers, distributors, channels or other similar entities to the foregoing, which is expected to generate, under the terms thereof, over one million United States Dollars (US$ 1,000,000) in 2015 (a “Contract”). (a) The Company has not received any information or communications from the counterparty to such Contract, demanding that the Contract might be cancelled or materially and adversely amended, or is otherwise reasonably expects such demand; or (b) the Company has not received information or communications from the counterparty to such Contract, indicating that there is a claim or existing liability of the Company under such Contract which would have a Material Adverse Effect on the Company. Each of the Contracts is, to the Company’s best knowledge, valid, is in full force and effect, and is binding upon the Company, as applicable, and neither the Company nor any other party thereto is in breach thereof. Except as set forth on Section 3.20 hereto, the Company does not have any employment or consulting contracts, deferred compensation agreements or bonus, incentive, profit-sharing, or pension plans currently in force and effect, or any understanding with respect to any of the foregoing.

3.20.2.	The Company has not received any written notice or other written communication from any party to a Contract or other material customer or supplier relating to such party’s intent to modify, terminate or fail to renew the arrangements and relationships set forth therein.

3.21.	Foreign Corrupt Practices Act. The Company has not violated the United States Foreign Corrupt Practices Act or, to its knowledge, any other similar laws, statues, rules or regulations of any country in which it regularly conducts its business.

3.22.	Compliance with Other Instruments. The Company is neither in violation or default of any term of its currently existing Certificate of Incorporation and its By-Laws, nor in violation or default of, nor is the Company aware of any violation or default of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or, by which it is bound or, to the Company’s knowledge, of any judgment, decree, order, writ or any statute, rule or regulation and law applicable to the Company. The execution, delivery, and performance of and compliance with the Transaction Agreements, the issuance and sale of the Purchased Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewable of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. All of the agreements to which the Company is a party are, in its knowledge, in compliance with all applicable laws. Since inception of the Company, the Company has not received any written notices, citations or decisions by any governmental or regulatory body that (i) any product or content produced, developed, manufactured, marketed or distributed at any time by the Company and/or (ii) any service provided, developed, marketed or distributed at any time by the Company fails to meet any applicable product or content regulations promulgated by any such governmental or regulatory body.

3.23.	Records. The corporate records of the Company which have been made available to the Investors have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects. No resolutions have been passed, enacted, consented to or adopted by the directors (or any committee thereof) or stockholders of the Company, except for those contained in such corporate records, which would materially affect the other representations herein.

3.24.	No Public Offer. None of the Company or anyone acting on its behalf has offered or will offer securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) or the prospectus requirements of the Israeli Securities Law, 1968. None of the shares of the Company’s capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration and prospectus requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.

3.25.	Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement. The Company agrees to indemnify and hold the Investors harmless from and against any claim or liability resulting from any party claiming any such commission or fee, if such claims shall be contrary to the foregoing statement.

3.26.	Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; and (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company. The Company has made available to the Investors true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 3.27, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.27.	Customers and Suppliers.

3.27.1.	The Company has provided the Investors with a list of its ten largest customers by revenue and ten largest suppliers, by revenue, for the year ended December 31, 2014. To the Company’s best knowledge, no customer, included on such list has terminated, materially reduced or materially altered the terms of, or threatened to terminate, materially reduce or materially alter the term of purchases from, the Company.

3.27.2.	Since December 31, 2013, no material supplier or distributor of the Company, has materially reduced or materially altered the terms of, or threatened to terminate, materially reduce or materially alter the term of its business relationship with the Company.

3.28.	Accounts Receivables. All accounts receivable, including without limitation, all trade amounts receivable and other obligations from customers, are bona fide receivables incurred in the ordinary course of business and are properly reflected on the books and records of the Company in accordance with GAAP. The Company believes that it reserve for bad debts recorded on the Financial Statements is sufficient to accurately reflect the risk of non-payment, and the Company is unaware of any facts which are reasonably likely to cause any write-offs of receivables (whether as a result of defaults, counterclaims, chargebacks, deduction, credit, set off or otherwise materially in excess of the amount so reserved.

3.29.	Full Disclosure. The Company has provided to the Investors or their representatives all requested documents in their possession relating specifically to the Company, in each case, regarding facts or circumstances that have a Material Adverse Effect on the Company or that could reasonably be expected to have a Material Adverse Effect on the Company. Neither this Agreement (including the Schedules hereto) nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the best of the Company’s knowledge, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of the Company that has not been disclosed to the Investors in writing by the Company, which has had a Material Adverse Effect on the Company.

4.	Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, severally and not jointly, as of the Closing, as follows:

4.1.	Experience; Speculative Nature of Investment. Each of the Investors has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investors further acknowledge that this Agreement and the issuance of the Purchased Shares hereunder do not constitute a promise or guaranty by the Company or its stockholders or directors as to the financial or commercial success of the Company or the future value of its shares.

4.2.	Investment. Each Investor is acquiring the Purchased Shares and the underlying shares of Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. No Investor has a present intention of selling, granting any participation in, or otherwise distributing the same.

4.3.	Authorization. The Transaction Agreements, when executed and delivered by the Investors, will constitute valid and legally binding obligations of the Investors, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.4.	No Public Market. Such Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.5.	Availability of Information. Without in any manner derogating from the representations and warranties of the Company set forth in Section 3 above, each Investor represents that it has been afforded the opportunity to ask questions of officers or other representatives of the Company concerning the business of the Company.

4.6.	Restricted Securities. The Investor understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Purchased Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Investor must hold the Purchased Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Purchased Shares, or the Common Stock into which it may be converted, for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

4.7.	Accredited and Sophisticated Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Investor is an investor in securities of companies in early and development stages and acknowledges that Investor is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Purchased Shares. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Investor.[2]

4.8.	No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Purchased Shares, or (b) published any advertisement in connection with the offer and sale of the Purchased Shares.

4.9.	Exculpation among Investors. The Investor acknowledges that it is not relying upon any person, other than the Company, in making its investment or decision to invest in the Company. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Purchased Shares.

5.	Conditions of Closing of the Investors. The Investors’ obligations to consummate the transactions contemplated hereunder and to purchase the Purchased Shares at the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived in whole or in part by the Investor’s Representative.

5.1.	Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof, shall be true and correct when made and shall be true and correct as of the Closing Date, and the Investors shall have received a certificate dated as of the Closing Date and certifying that:

(a)	Covenants. All covenants, agreements and conditions contained in this Agreement required to be performed by the Company shall have been performed or complied with by the Company in all material respects;

(b)	Representations and Warranties. The representations and warranties of the Company contained in Section 3 are true and correct in all material respects on the Closing Date.

5.2.	Covenants. All covenants, agreements and conditions contained in the Transaction Agreements to be performed or complied with or delivered by the Company on or prior to the Closing shall have been performed or complied with in all material on or prior to the Closing.

5.3.	Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Purchased Shares to be purchased by the Investors at the Closing.

5.4.	Amended Certificate; Amended By-Laws. The Amended Certificate and the amended Bylaws of the Company, in the form of Schedule 5.4 attached hereto, shall have been duly authorized and executed by the Company.

5.5.	Stockholders’ Agreement. The Company and the existing stockholders of the Company shall have executed and delivered a Stockholders’ Agreement in the form of Schedule 5.5.

5.6.	Corporate Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Transaction Agreements and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors and their counsels, and the Investors and their counsels shall have received all such counterpart copies of such documents as the Investors and their counsels may reasonably request.

5.7.	Reservation of Shares. The appropriate number of shares of Common Stock shall have been duly authorized and reserved for issuance upon conversion of the Purchased Shares.

5.8.	Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of any state that are required in connection with the consummation of the transactions contemplated by this Agreement at the Closing will have been obtained by the Company as of the Closing.

5.9.	No Change. From the date hereof until the Closing, there has been no material adverse change in the financial or business condition or prospects of the Company, having a Material Adverse Effect.

5.10.	Board of Directors.

(a)	As of the Closing, the number of members of the Board shall be four and Ram Vromen, Zohar Alon and Yariv Gilat shall be appointed to the Board.

(b)	the existing members of the Board, other than the Founder, shall resign from their office as board members.

5.11.	Opinion of Counsel. Counsel to the Company shall have delivered an opinion to the Investors regarding the legal standing of the Company and valid authorization and execution by the Company of this Agreement, in form and substance satisfactory to the Investors.

5.12.	Signatory Rights. The Board shall approve signatory rights in the Company and the Subsidiary in the form reasonably acceptable to the Investors’ Representative.

5.13.	Closing Date. The Closing Date of this Agreement shall not be later than March 31, 2015, unless otherwise agreed by the Investors holding the majority of the Purchased Shares purchased under this Agreement. In the event that no Closing has occurred on or prior to said date, then this Agreement shall not be in effect, including without limitation obligation by Investors to pay the Purchase Price or any part thereof and the obligation of the Company to issue shares under this Agreement.

5.14.	Creation of an Option Pool. The Board shall approve creation of an option pool for future grants of options to employees, officers, consultants and service providers which will consist of shares of Common Stock reserved for issuance under the Company’s New Plan and constituting, immediately following the Closing such percentage as set forth in the capitalization table of the Company attached hereto based on the amount actually invested hereunder (the “New Pool”). At or immediately following the Closing, the Company shall issue shares or award options to purchase shares of the Company’s share capital, out of of the New Pool to the Founder and existing employees of the Company pursuant to Schedule 5.14.

5.15.	Termination of Existing Options and Option Plan. The Company shall cancel the existing options previously issued by the Company and employee stock option plan of the Company.

5.16.	Agreements with Existing Stockholders. All existing agreements between the Company and the existing holders of Preferred Stock of the Company listed in Schedule 5.16 shall be cancelled and shall not have any additional effect.

5.17.	Conversion of Existing Preferred and Common Stock. All existing Preferred and Common Stock of the Company shall be converted prior to the Closing into shares of Non-Voting Common Stock of the Company.

5.18.	Conversion of Existing Convertible Notes. All outstanding convertible notes issued by the Company shall be satisfied and released prior to the Closing and subject to the Plan of Distribution, as set forth in the Amended Certificate.

5.19.	Cancellation of the Existing Warrants. Each of the outstanding warrants of the Company listed in Schedule 5.21 shall be exercised or cancelled.

5.20.	Amendment to the Credit Line Agreement. Comerica Bank (“Comerica”) and the Company shall execute an amendment to the Credit Line Agreement in the form attached hereto as Schedule 5.22 (the “Credit Line Agreement”).

5.21.	Amendment to Employment Agreement with Founder. The employment agreement of the Founder shall be amended in the form acceptable to the Representative and attached hereto as Schedule 5.21.

5.22.	Director & Officer Liability Insurance. The Company shall have director and officer liability insurance reasonably satisfactory to the Investors’ Representative, with coverage amount of no less than US$ 5,000,000.

5.23.	Issuance of Common Stock to Investors’ Representative and Directors. The Company shall approve the issuance to (a) Ram Vromen shares of Common Stock of the Company constituting as of the Closing 8% (assuming an investment of $2,500,000) of the Share Capital of the Company (on a fully diluted basis) and (b) to the directors of the Company representing the Investors (except for the Investors’ Representative) options to purchase shares of Common Stock of the Company constituting as of the Closing 2% (assuming an investment of $2,500,000) of the Share Capital of the Company (on a fully diluted basis). Such shares and options shall be issued under the New Plan under the capital gain route as stipulated in the Israeli appendix. The issuance shall enter into effect 60 days following the submission of the New Plan to the Israeli Tax Authorities.

5.24.	Removal of Liens. The Company shall remove the liens listed in Section 5.24.

5.25.	Founder’s Repurchase Agreement. The Company and the Founder shall execute a repurchase agreement in the form attached hereto as Schedule 5.28.

5.26.	2013 Audited Financial Statements. The Investors shall receive the audited consolidated financial statements of the Company as of December 31, 2013.

5.27.	Absence of Adverse Changes. From the date hereof until the Closing, there will have been no undisclosed Material Adverse Effect or any undisclosed fact or occurrence, in the reasonable determination of the Investors’ Representative, including in respect of a material change to the 2013 FS.

6.	Conditions of Closing of the Company. The Company’s obligation to sell and issue the Purchased Shares at the Closing is subject to the fulfillment of the following conditions:

6.1.	Representations. The representations and warranties made by the Investors in Section 4 hereof shall be true and correct as of the Closing Date.

6.2.	Covenants. All covenants, agreements and conditions contained in the Transaction Agreements to be performed by the Investors on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3.	Stockholders’ Agreement. The Investors shall have executed and delivered the Stockholders’ Agreement.

6.4.	Payment of the Consideration. All Investors have paid the Consideration (as listed opposite to Investor’s name on Exhibit A).

7.	Company’s Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe each of the following covenants. Any of the following covenants may be waived by the written consent of all Investors.

7.1.	Expenses. At the Closing, the Company shall reimburse counsel to the Investors in an aggregate amount of up to twenty thousand US Dollars ($20,000) plus Value Added Tax. In addition, the Company shall reimburse Company’s counsel in an aggregate amount of up to twenty thousand US Dollars ($20,000).

7.2.	Use of Proceeds. The Company shall use the proceeds received from the Investors, as determined in the interim budget attached hereto as Schedule 7.2.

7.3.	Approval by the Israeli Office of Chief Scientist. Within 90 days from Closing, the Company shall provide notice to the OCS for the transactions made herein.

8.	Liability.

8.1.	Reliance on Representations. The Investors shall have the right to rely fully upon all representations, warranties and covenants of the Company contained in this Agreement subject to this Section 8.

8.2.	Indemnification by the Company. The Company shall indemnify the Investors (including their directors, officers, employees and agents) against, and hold the Investors harmless from all claims, actions, suits, deficiencies, judgments, settlements, damages, expenses, losses, costs, liabilities, and/or other expenses resulting from, or arising out of, or in connection with, a breach or misrepresentations of any Company’s representations, warranties or covenants made in this Agreement, and all actions, suits, proceedings, judgments, costs and legal or other expenses incident to any of the foregoing or the enforcement of the provisions hereof.

8.3.	Procedure for Claims. Any claim, in respect of which the Investor(s) proposes to demand indemnification by the Company under this Article 8, must be asserted by written notice given by the Investor to the Company and, which notice shall set forth in reasonable detail the basis for the claim and a reasonable, good faith estimate of such claim (each a “Claim Notice”). The Company shall have a period of twenty one (21) days from the date of receipt of the Claim Notice (the “Claim Notice Period”) within which to respond to a Claim Notice.

8.4.	Duty to Mitigate. The Investors hereby agree to make best efforts to mitigate any losses, claims, costs, expenses or liabilities that form the basis of any claim for indemnification under this Article 8.

8.5.	Survival of Representations. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing for a period of 30 months following the Closing, other than for a claim based on intentional, fraudulent or willful misrepresentation, in which case such representations shall survive for the applicable limitation period provided under the applicable law. The representations and warranties set forth in Section 3 are cumulative.

8.6.	Good Faith Efforts to Settle Disputes. The Parties agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, representatives of such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such officers shall disclose to the others all relevant information relating to such dispute.

8.7.	Equitable Relief. Notwithstanding the foregoing, each Party hereto shall be entitled to seek (a) any available remedy of law or equity (including rescission or restitution) with respect to fraud committed by the other party hereto, (b) injunctive relief to enjoin the intentional breach of any provision of this Agreement, and (c) the equitable remedy of specific performance in connection with this Agreement.

8.8.	Duty to Mitigate. The Investors hereby agree to make efforts to mitigate any losses, claims, costs, expenses or liabilities that form the basis of any claim against the Company in respect of this Agreement or the Transaction Agreements.

8.9.	Limitation on Liability. The Parties hereto hereby agree that each Party’s liability in connection with any Agreement or Transaction Agreement for any indirect, consequential and special damages of any kind, under any theory of law or cause of action, is hereby excluded and waived by all other parties hereto. It is further agreed that the aggregate liability of the Company and any parties affiliated therewith in connection with the Agreement or any Transaction Agreement shall not exceed the Purchase Price plus an amount equal to eight percent (8%) interest compounded annually, in the aggregate, and no claim may be brought for an amount less than $100,000.

9.	Miscellaneous.

9.1.	Governing Law. This Agreement shall be governed by the laws of the laws of the State of Israel or Delaware excluding that body of law pertaining to conflict of law. Each of the parties hereby submits irrevocably to the exclusive jurisdiction of the competent courts located Tel Aviv, Israel.

9.2.	Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. The Company may not assign its rights and obligations hereunder without the prior written consent of the Investor’s Representative.

9.3.	Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investors holding the majority of the Purchased Shares purchased under this Agreement.

9.4.	Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth in Schedule 9.4 or at such other address as the parties shall have furnished to each other in writing in accordance with this provision. Any notice sent in accordance with this Section 10.4. shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt), and (iv) if sent by electronic mail, upon transmission.

9.5.	Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.6.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

9.7.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective or binding on the parties if it materially changes the economic benefit of this Agreement to any party.

9.8.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

9.9.	Confidentiality. Each party hereto agrees, in addition to any other existing confidentiality obligation, that it shall at all times keep confidential and not divulge or make accessible or use any nonpublic material information concerning or relating to the business or financial affairs of the other parties to the Transaction Agreements, to which such party has been or will become privy by reasons relating to the Transaction Agreements, to anyone, except (i) to its employees, consultants, directors, officers, potential investors and advisors in such capacity as required to perform its obligations hereunder, (ii) if required by law, (iii) its limited partners or investors, or (iv) with the prior written consent of the other Party.

[Remainder of page intentionally left blank]

[Company Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

ACTELIS NETWORKING INC.

By:
Name:	Tuvia Barlev
Title:	CHIEF EXECUTIVE OFFICER

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: RAM VROMEN

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 50,000

Total Shares 3,821,440

Percentage of Total Voting Stock (at $2.5 million investment) 1.20%

Percentage of Total Voting Stock (at $3.0 million investment) 1.07%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: ISARD DUNIETZ (OR HIS SUCCESSOR), AS TRUSTEE OF THE ISARD DUNIETZ 2006 TRUST, CREATED BY A DECLARATION OF TRUST DATED JULY 19,2006 AS IT MAY BE AMENDED OR RESTATED FROM TIME TO TIME THEREAFTER

By:

Signatory Name:	Isard Dunietz

Title:	Trustee

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 400,000

Total Shares 30,571,517

Percentage of Total Voting Stock (at $2.5 million investment) 9.60%

Percentage of Total Voting Stock (at $3.0 million investment) 8.57%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series B Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: ARIK STEINBERG

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 200,000

Total Shares 15,285,759

Percentage of Total Voting Stock (at $2.5 million investment) 4.80%

Percentage of Total Voting Stock (at $3.0 million investment) 4.29%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: ZEEV BREGMAN

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 100,000

Total Shares 7,642,879

Percentage of Total Voting Stock (at $2.5 million investment) 2.40%

Percentage of Total Voting Stock (at $3.0 million investment) 2.14%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: RAMI LIPMAN

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 250,000

Total Shares 19,107,198

Percentage of Total Voting Stock (at $2.5 million investment) 6.00%

Percentage of Total Voting Stock (at $3.0 million investment) 5.36%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: YEMINI ASSET MANAGEMENT LLC

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 200,00

Total Shares 15,290,520

Percentage of Total Voting Stock (at $2.5 million investment) 4.80%

Percentage of Total Voting Stock (at $3.0 million investment) 4.29%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: CARMEL VERNIA

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 100,00

Total Shares 7,642,879

Percentage of Total Voting Stock (at $2.5 million investment) 2.40%

Percentage of Total Voting Stock (at $3.0 million investment) 2.14%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: PLADIN LTD.

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 50,000

Total Shares 3,821,440

Percentage of Total Voting Stock (at $2.5 million investment) 1.20%

Percentage of Total Voting Stock (at $3.0 million investment) 1.07%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: BAUHINIA INVESTMENTS LTD.

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 145,000

Total Shares 11,085,626

Percentage of Total Voting Stock (at $3,0 million investment) 3.09%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: REINISCH INVESTMENTS & HOLDINGS LTD.

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 50,000

Total Shares 3,821,440

Percentage of Total Voting Stock (at $2.5 million investment) 1.20%

Percentage of Total Voting Stock (at $3.0 million investment) 1.07%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: YARVI GILAT

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 500,000

Total Shares 38,214,396

Percentage of Total Voting Stock (at $2.5 million investment) 12.0%

Percentage of Total Voting Stock (at $3.0 million investment) 10.72%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: THE NIV FAMILY TRUST- JANUARY 18, 2002

By:	By:

Signatory Name:	Noga Niv
Title:	Trustee

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 100,000

Total Shares 7,642,879

Percentage of Total Voting Stock (at $2.5 million investment) 2.40%

Percentage of Total Voting Stock (at $3.0 million investment) 2.14%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: GIGI LEVY-WEISS

By:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 25,000

Total Shares 1,910,720

Percentage of Total Voting Stock (at $2.5 million investment) 0.60%

Percentage of Total Voting Stock (at $3.0 million investment) 0.54%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: KEDMA CAPITAL S.H.E. LTD.

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 75,000

Total Shares 5,732,159

Percentage of Total Voting Stock (at $2.5 million investment) 1.80%

Percentage of Total Voting Stock (at $3.0 million investment) 1.61%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: THE NIV FAMILY TRUST- JANUARY 18, 2002

By:		By:
	Joseph Perl		Judith Perl

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 100,000

Total Shares 7,645,260

Percentage of Total Voting Stock (at $2.5 million investment) 2.40%

Percentage of Total Voting Stock (at $3.0 million investment) 2.14%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: ALAN BARKAT

By:

Signatory Name:

Title:

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 75,000

Total Shares 5,732,159

Percentage of Total Voting Stock (at $2.5 million investment) 1.80%

Percentage of Total Voting Stock (at $3.0 million investment) 1.61%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: THE SCHWARTZ FAMILY TRUST

By:	Hagi Schwartz

Full Address for Correspondence (including fax and email):

The above Investor has subscribed for the following amount under this Series A Preferred Stock Purchase Agreement:

US$ 50,000

Total Shares 3,822,630

Percentage of Total Voting Stock (at $2.5 million investment) 1.20%

Percentage of Total Voting Stock (at $3.0 million investment) 1.07%

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME:

By:

Signatory Name:	HATCH GRAHAM

Title:	Managing Director

Full Address for Correspondence (including fax and email):

US$: 500,000

To be filled in by Company

Number of Shares of Series B Preferred Stock __________________ (the “Purchase Shares”)

Percentage at Closing of Voting Share Capital of Purchased Shares on a Fully Diluted Basis.

---------------------

[Investor Signature Page]

IN WITNESS WHEREOF the parties have signed this Series A Preferred Stock Purchase Agreement as of the date first hereinabove set forth.

INVESTOR:

NAME: THE ROAD GROUP VENTURE DEVELOPMENT COMPANY, LLC

By:

Signatory Name:	Daniel H. Miller

Title:	Managing Director

Full Address for Correspondence (including fax and email):

US$: 30,000

To be filled in by Company

Number of Shares of Series B Preferred Stock __________________ (the “Purchase Shares”)

Percentage at Closing of Voting Share Capital of Purchased Shares on a Fully Diluted Basis.

---------------------

Exhibit A

Name of Investor	Investment Amount	Number of Purchased Shares Purchased at Closing
ATA Affiliates Fund I, L.P.	$9,037.50	690,940
ATA Affiliates Fund II, L.P.	$3,595.00	274,847
ATA Investment Fund I, L.P.	$2,272.51	173,739
ATA Investment Fund II, L.P.	$712.51	54,473
ATA Ventures I, L.P.	$238,690	18,248,470
ATA Ventures II, L.P.	$245,692.50	18,783,830
Yariv Gilat	$500,000	38,226,299
Isard Dunietz (or his successor), as Trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19, 2006 as it may be amended or restated from time to time thereafter	$400,000	30,581,039
Rami Lipman	$250,000	19,113,149
Arik Steinberg	$200,000	15,290,519
Yemini Asset Management LLC	$200,000	15,290,519
Joseph Perl and Judith Perl	$100,000	7,645,259
Zeev Bregman	$100,000	7,645,259
Carmel Vernia	$100,000	7,645,259
Bauhinia Investments Ltd.	$145,000	11,085,626
The Niv Family Trust - January 18, 2002	$100,000	7,645,259
Alan Barkat	$75,000	5,733,944
Kedma Capital S.H.E. Ltd.	$75,000	5,733,944
Ram Vromen	$50,000	3,822,629
Reinisch Investments & Holdings Ltd.	$50,000	3,822,629
Paladin Ltd.	$50,000	3,822,629
The Schwartz Family Trust	$50,000	3,822,629
The Roda Group Venture Development Company, LLC	$30,000	2,293,577
Gigi Levy-Weiss	$25,000	1,911,314

Addresses:

Name of Investor	Address	Copy
Zemah Schneider & Partners, Advocates. 2 Raul Wallenberg St. Tel Aviv 69719, Israel Attn: Adv. Mimi Zemah